                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
GB Holdings, Inc:

          We consent to the use of our report dated February 27, 2003, with respect to the consolidated balance sheets of GB Holdings, Inc. and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2003 and the related financial statement schedule, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

          Our report on such consolidated financial statements refers to the Company's` adoption of Emerging Issues Task Force 01-09, "Accounting for consideration given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)" as of January 1, 2002 and to our audit of the reclassification and disclosures added to revise the 2001 consolidated statement of operations, as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

KPMG LLP


/S/ KPMG LLP
-----------------------------
Short Hills, New Jersey
March 19, 2004

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Atlantic Coast Entertainment Holdings, Inc.:

We consent to the use of our report dated February 27, 2004, with respect to the consolidated balance sheet of Atlantic Coast Entertainment Holdings, Inc. and Subsidiary as of December 31, 2003, included herein.

KPMG LLP


/S/ KPMG LLP
-----------------------------
Short Hills, New Jersey
March 19, 2004